SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2003

Penwest Pharmaceuticals Co.

(Exact name of registrant as specified in charter)

Washington	000-23467	91-1513032

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut	06810-5120

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 736-9378

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

Penwest Pharmaceuticals Co. is jointly developing oxymorphone extended-release tablets with Endo Pharmaceuticals Inc. In a press release issued on December 18, 2003 by Endo’s parent, Endo Pharmaceuticals Holdings Inc., Endo, in addressing the status of the FDA approval process for the oxymorphone product, stated that it expects to meet with the FDA prior to the end of the first quarter of 2004 to discuss the approvable letter it received for the oxymorphone product and that it anticipates having further clarity as to the path required to obtain final approval from the FDA subsequent to such meeting.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2003	PENWEST PHARMACEUTICALS CO.

	By:	/s/Jennifer L. Good

Jennifer L. Good Senior Vice President, Finance and Chief Financial Officer